UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2025

RAPT Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38997	47-3313701
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

561 Eccles Avenue
South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 489-9000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RAPT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

On May 29, 2025, RAPT Therapeutics, Inc. (the “Company”) held its 2025 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved (i) the RAPT Therapeutics, Inc. 2025 Equity Incentive Plan (the “2025 Plan”) and (ii) the amendment and restatement of the RAPT Therapeutics, Inc. 2019 Employee Stock Purchase Plan (the “ESPP” and as amended and restated, the “A&R ESPP” and together with the 2025 Plan, the “Plans”), each of which were adopted by the Company’s Board of Directors, subject to stockholder approval, on March 25, 2025. The 2025 Plan and the A&R ESPP became effective immediately upon stockholder approval at the Annual Meeting.

The material features of the Plans are described in the Company’s definitive proxy statement, filed with the U.S. Securities and Exchange Commission on April 14, 2025 (the “Proxy Statement”), which descriptions are incorporated by reference herein. Additionally, the full text of each of the 2025 Plan and A&R ESPP are appended as Appendix B Appendix C, respectively, to the Proxy Statement and incorporated by reference herein. The description of the Plans in the Proxy Statement and the foregoing disclosure under Item 5.02(e) of this Current Report on Form 8-K are qualified in their entirety by reference to the full text of the 2025 Plan and A&R ESPP.

Item 5.07 Submission of Matters to a Vote of Holders.

The following is a brief description of each matter voted upon at the Annual Meeting, as well as the number of votes cast for and against each matter, and if applicable, the number of abstentions and broker non-votes with respect to each matter. A more complete description of each matter is contained in the Proxy Statement.

1.	Election of Directors

Director Name	Votes For	Votes Withheld	Broker Non-Votes
Dr. Michael F. Giordano	76,980,669	23,581,705	16,091,881

Dr. Giordano, the Class III director nominee was elected to hold office until the Company’s 2028 Annual Meeting of Stockholders and until his successor is duly elected and qualified.

2.	Ratification of Selection of Independent Registered Public Accounting Firm

Firm	Votes For	Votes Against	Abstentions
Ernst & Young LLP	116,338,761	129,183	186,311

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

3.	Non-Binding Advisory Vote on the Compensation of the Company’s Named Executive Officers

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Advisory approval of named executive officer compensation	76,867,722	23,639,125	55,527	16,091,881

The Company’s stockholders passed the advisory vote on the compensation of the Company’s named executive officers.

4.	Non-Binding Advisory Vote on the Frequency of Stockholder Advisory Votes on the Compensation of the Company’s Named Executive Officers

	1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
Advisory approval of frequency of stockholder advisory votes on named executive officer compensation	100,316,887	92,428	86,988	66,071	16,091,881

The Company’s stockholders voted one year for the frequency of stockholder advisory votes on the compensation of the Company’s named executive officers. Consistent with these results, the Company’s Board of Directors determined that future stockholder advisory votes on named executive officer compensation will be held every year until the next required advisory vote on the frequency of stockholder advisory votes on the compensation of the Company’s named executive officers.

5.

Approval of the Amendment of the Company’s Amended and Restated Certificate of Incorporation to Effect, at the Discretion of the Board of Directors, a Reverse Stock Split of the Company’s Issued and Outstanding Common Stock, at a Ratio of One-for-Eight (the “Reverse Stock Split Proposal”)

	Votes For	Votes Against	Abstentions
Reverse Stock Split Proposal	115,742,755	905,360	6,140

The Company’s stockholders approved the Reverse Stock Split Proposal.

6.	Approval of the 2025 Plan

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Approval of the 2025 Plan	76,671,022	23,835,621	55,731	16,091,881

The Company’s stockholders approved the 2025 Plan.

7.

Approval of the Amendment and Restatement of the ESPP to Remove the Evergreen Provision and Increase the Aggregate Number of Shares of the Company’s Common Stock Reserved for Issuance Under the ESPP by 4,000,000 shares

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Approval of the Amendment and Restatement of the ESPP	100,236,929	322,582	2,863	16,091,881

The Company’s stockholders approved the amendment and restatement of the ESPP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAPT Therapeutics, Inc.

Date:	May 29, 2025	By:	/s/ Rodney Young
Rodney Young Chief Financial Officer